        As filed with the Securities and Exchange Commission, via EDGAR, on October 31, 2000
                                                     Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  ADVANTA CORP.

             (Exact name of Registrant as specified in its charter)

        Delaware                                    23-1462070
(State or other jurisdiction               (I.R.S. Employer Identification No.)
    of incorporation or
     organization)

             Welsh & McKean Roads, Spring House, Pennsylvania     19477

               (Address of principal executive offices)         (Zip Code)

                ADVANTA CORP. 2000 OMNIBUS STOCK INCENTIVE PLAN
                            (Full title of the plan)


                            Elizabeth H. Mai, Esquire
              Senior Vice President, Secretary and General Counsel
                                  Advanta Corp.
                              Welsh & McKean Roads
                        Spring House, Pennsylvania 19477
                     (Name and address of agent for service)

                                 (215) 444-5920
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

                                                        Proposed               Proposed
             Title of                                    Maximum                Maximum              Amount of
         Securities to be       Amount to be          Offering Price           Aggregate            Registration
             Registered       Registered(1)(2)         Per Share(3)        Offering Price (3)             Fee
         ----------------     ----------------        --------------       ------------------        -----------
Class B Common Stock,
$0.01 par value
(including associated        10,950,446 shares            $7.25               $79,390,734            $20,959.15
preferred stock purchase
rights)



 (1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers such additional securities as may hereafter be offered or issued pursuant to the Advanta Corp. 2000 Omnibus Stock Incentive Plan (the "Plan") to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments.

(2) In accordance with Instruction E to Form S-8, an aggregate of 9,049,554 additional unsold shares issuable under the Plan, with associated, previously paid filing fees aggregating $148,807.39, are being carried forward from previously filed Registration Statements as set forth in the table below:

 Registration Statement Number                       Filing Fee Carried Forward
 -----------------------------                       --------------------------
 33-57516                                            $          13,176.24
 333-04465                                           $         114,483.00
 33-50254                                            $             103.23
 333-04467                                           $           2,476.91
 333-04469                                           $          17,681.88
 333-89665                                           $             886.13

(3) Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and 457(h)(1) under the Securities Act of 1933, as amended (the "Securities Act"), based on the average of the high and low prices for the Class B Common Stock, $0.01 par value, of the Registrant (the "Common Stock") as quoted on The Nasdaq National Market of the Nasdaq Stock Market, Inc. on October 27, 2000.

                                     PART I

         A Prospectus setting forth the information required by Part I of Form S-8 will be sent or given to participants in the Advanta Corp. 2000 Omnibus Stock Incentive Plan as specified by Rule 428(b)(1)(i) under the Securities Act of 1933, as amended.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.


         The following documents filed by Advanta Corp. (the "Registrant" or the "Company") with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this Registration Statement:

         1. The Registrant's Annual Report on Form 10-K for the year ended December 31, 1999.

         2. The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000 and June 30, 2000.

         3. The Registrant's Current Reports on Form 8-K, filed with the Commission on January 25, 2000, April 6, 2000, April 25, 2000, May 17, 2000, June 5, 2000, June 21, 2000, July 25, 2000, July 31, 2000, August 2, 2000,
October 10, 2000 and October 24, 2000 and the Registrant's Current Report on Form 8-K/A, filed with the Commission on October 11, 2000.

         4. The description of the Company's Class B Common Stock contained in the Registration Statement on Form 8-A dated April 22, 1992 filed by the Company to register such securities under Section 12 of the Exchange Act (File No. 0-14120), including any amendment or report filed for the purpose of updating such description.

         5. The description of the Class B Purchase Rights contained in the Registration Statement on Form 8-A dated March 17, 1997 filed by the Company to register such securities under Section 12 of the Exchange Act (File No. 0-14120), including any amendment or report filed for the purpose of updating such description.

         All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of any such document.

         Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Section 145 of the Delaware General Corporation Law provides, inter alia, that under specified circumstances a corporation shall have the power to indemnify any person who is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, against expenses, attorneys' fees, judgments, fines and settlements. The By-Laws of the Company provide that the Company shall indemnify any director, officer, employee or agent of the Company to the fullest extent now or hereafter permitted by law in connection with any such action, suit or proceeding. The By-Laws further provide that the Board of Directors of the Company may, by resolution, indemnify any person other than a director, officer, employee or agent of the Company for liabilities incurred in connection with services rendered for or at the request of the Company or its subsidiaries. In addition, consistent with Section 102 of the Delaware General Corporation Law, the Company's Restated Certificate of Incorporation limits the personal liability of the Company's directors to the Company or its stockholders for monetary damages for certain breaches of fiduciary duty. The Company maintains director and officer liability insurance which would provide coverage against certain securities law liabilities.

         Section 3(c) of the Plan provides that service on a committee or committees of directors to operate and administer the Plan with respect to all or a designated portion of the participants (the "Committee") shall constitute service as a member of the Board of Directors of the Company. Each member of the Committee shall be entitled, without further act on the member's part, to indemnity from the Company and limitation of liability to the fullest extent provided by applicable law and by Company's Articles of Incorporation and/or Bylaws in connection with or arising out of any action, suit or proceeding with respect to the administration of the Plan or the issuance of any grant of an option, award or stock appreciation right thereunder in which the member may be involved by reason of the member being or having been a member of the Committee, whether or not the member continues to be such member of the Committee at the time of the action, suit or proceeding.

         The Company carries a liability insurance policy for its officers and directors.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         The following Exhibits are filed as part of this Registration
Statement:

                  Exhibit No.


                  4(a) Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 4.1 to Pre-Effective Amendment No. 1 to the Registrant's Registration Statement on Form S-3 (File No. 33-53475), filed June 10, 1994) , as amended by the Certificate of Designations, Preferences, Rights and Limitations of the Registrant's 6 3/4% Convertible Class B Preferred Stock, Series 1995 (Stock Appreciation Income Linked Securities (SAILS)) (incorporated by reference to Exhibit 4.3 to the Registrant's Current Report on Form 8-K dated August 15, 1995), as further amended by the Certificate of Designations, Preferences, Rights and Limitations of the Registrant's Series A Junior Participating Preferred Stock (incorporated by reference to Exhibit 1 to the Registrant's Registration Statement on Form 8-A, dated March 17, 1997).

                  4(b) By-laws of the Registrant, as amended (incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K dated March 17, 1997).

                  4(c) Rights Agreement, dated as of March 14, 1997, by and between the Registrant and the ChaseMellon Shareholder Services, L.L.C., as Rights Agent (the "Rights Agreement"), which includes as Exhibit B thereto the Form of Rights Certificate (incorporated by reference to Exhibit 1 to the Registrant's Registration Statement on Form 8-A dated March 17,
                           1997).

                  4(d) Amendment No. 1, dated as of June 4, 1998, to the Rights Agreement (incorporated by reference to Exhibit 1 to the Registrant's Registration Statement on Form 8-A/A dated June 11, 1998).

                  4(e) Amendment No. 2, dated as of September 10, 1998, to the Rights Agreement (incorporated by reference to Exhibit 1 to the Registrant's Registration Statement on Form 8-A/A dated September 23, 1998).

                  4(f) Advanta Corp. 2000 Omnibus Stock Incentive Plan. Incorporated by reference to Exhibit 4(f) to Post-Effective Amendment No. 1 to the Registrant's Registration Statement on Form S-8 (File No. 333-04469).

                  5        Opinion of Wolf, Block, Schorr and Solis-Cohen LLP.*

                  23.1 Consent of Arthur Andersen, LLP, independent accountants.*

                  23.2 Consent of Wolf, Block, Schorr and Solis-Cohen LLP (contained in Exhibit 5).*

                  24 Power of Attorney (included on signature page in Part II of the Registration Statement).*

----------------

*Filed herewith.


Item 9.  Undertakings.


(a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                           (ii) To reflect in the prospectus any facts or events
arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to

Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                           (iii) To include any material information with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                        SIGNATURES AND POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Lower Gwynedd Township, Montgomery County, Commonwealth of Pennsylvania, on this 31st day of October, 2000.

                                         Advanta Corp.


                                         By:       /s/ William A. Rosoff
                                             -----------------------------------
                                             Name:    William A. Rosoff
                                             Title:   President and
                                                      Vice Chairman of the Board


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dennis Alter, William A. Rosoff, Philip
M. Browne, James L. Shreero, Jeffrey D. Beck and Elizabeth H. Mai, and each of them, jointly and severally, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including, without limitation, post-effective amendments), and to file the same with all exhibits thereto, and other documents in connection therewith (including, without limitation, any related Registration Statement or amendment thereto filed in accordance with Rule 462 under the Securities Act of 1933, as amended), with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities on October 31, 2000.

Name                                              Title
----                                              -----
 /s/ Dennis Alter                                 Chairman of the Board and Chief
------------------------------------------        Executive Officer (Principal
Dennis Alter                                      Executive Officer)


Name                                              Title
----                                              -----
 /s/ William A. Rosoff                            President and
---------------------------------------           Vice Chairman of the Board
William A. Rosoff


 /s/ Philip M. Browne                             Senior Vice President and Chief
----------------------------------------          Financial Officer (Principal
Philip M. Browne                                  Financial Officer)



 /s/ James L. Shreero                             Vice President and Chief
-----------------------------------------         Accounting Officer (Principal
James L. Shreero                                  Accounting Officer)



 /s/ Arthur P. Bellis                             Director
------------------------------------------
Arthur P. Bellis


 /s/ Max Botel                                    Director
------------------------------------------
Max Botel


 /s/ William C. Dunkelberg                        Director
------------------------------------------
William C. Dunkelberg


 /s/ Dana Becker Dunn                             Director
------------------------------------------
Dana Becker Dunn

Name                                              Title
----                                              -----
 /s/ Robert C. Hall                               Director
------------------------------------------
Robert C. Hall


 /s/ James E. Ksansnak                            Director
------------------------------------------
James E. Ksansnak


 /s/ Ronald Lubner                                Director
------------------------------------------
Ronald Lubner


 /s/ Olaf Olafsson                                Director
------------------------------------------
Olaf Olafsson


 /s/ Michael Stolper                              Director
------------------------------------------
Michael Stolper

                                  ADVANTA CORP.

                       REGISTRATION STATEMENT ON FORM S-8

                                  EXHIBIT INDEX


EXHIBIT NO.           DOCUMENT
-----------           --------

4 (a) Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 4.1 to Pre-Effective Amendment No. 1 to the Registrant's Registration Statement on Form S-3 (File No. 33-53475), filed June 10, 1994) , as amended by the Certificate of Designations, Preferences, Rights and Limitations of the Registrant's 6 3/4% Convertible Class B Preferred Stock, Series 1995 (Stock Appreciation Income Linked Securities (SAILS)) (incorporated by reference to Exhibit 4.3 to the Registrant's Current Report on Form 8-K dated August 15, 1995), as further amended by the Certificate of Designations, Preferences, Rights and Limitations of the Registrant's Series A Junior Participating Preferred Stock (incorporated by reference to Exhibit 1 to the Registrant's Registration Statement on Form 8-A, dated March 17, 1997).

4(b) By-laws of the Registrant, as amended (incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K dated March 17, 1997).

4(c) Rights Agreement, dated as of March 14, 1997, by and between the Registrant and the ChaseMellon Shareholder Services, L.L.C., as Rights Agent (the "Rights Agreement"), which includes as Exhibit B thereto the Form of Rights Certificate (incorporated by reference to Exhibit 1 to the Registrant's Registration Statement on Form 8-A dated March 17, 1997).

4(d) Amendment No. 1, dated as of June 4, 1998, to the Rights Agreement (incorporated by reference to Exhibit 1 to the Registrant's Registration Statement on Form 8-A/A dated June 11, 1998).

4(e) Amendment No. 2, dated as of September 10, 1998, to the Rights Agreement (incorporated by reference to Exhibit 1 to the Registrant's Registration Statement on Form 8-A/A dated September 23, 1998).

4(f) Advanta Corp. 2000 Omnibus Stock Incentive Plan. Incorporated by reference to Exhibit 4(f) to Post-Effective Amendment No. 1 to the Registrant's Registration Statement on Form S-8 (File No. 333-04469).

5                 Opinion of Wolf, Block, Schorr and Solis-Cohen LLP.*

23.1              Consent of Arthur Andersen, LLP, independent accountants.*

23.2              Consent of Wolf, Block, Schorr and Solis-Cohen LLP.
                  (contained in Exhibit 5).*

24 Power of Attorney (included on signature page in Part II of the Registration Statement).*


-----------------

* Filed herewith.